EXHIBIT A

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13G and all amendments thereto with respect to the Common Stock of Geokinetics Inc. beneficially owned by each of them, and the inclusion of this Joint Filing Agreement as an exhibit thereto.


                  Dated: August 18, 2008



                      /s/ Dane Andreeff
                  _________________________________
                        Dane Andreeff



                  ANDREEFF EQUITY ADVISORS, L.L.C.
                  By:  Dane Andreeff


                      /s/ Dane Andreeff
                  ________________________________
                  Name:  Dane Andreeff
                  Title: Managing Member



                  MAPLE LEAF CAPITAL I, L.L.C.
                  By:  Dane Andreeff


                      /s/ Dane Andreeff
                  ________________________________
                  Name:  Dane Andreeff
                  Title: Managing Member



                  MAPLE LEAF PARTNERS, L.P.
                  By:  Dane Andreeff


                      /s/ Dane Andreeff
                  ________________________________
                  Name:  Dane Andreeff
                  Title: Managing Member of its General Partner



                  MAPLE LEAF OFFSHORE, LTD.
                  By:  Dane Andreeff


                      /s/ Dane Andreeff
                  ________________________________
                  Name:  Dane Andreeff
                  Title: Director